SMITH BARNEY INVESTMENT FUNDS, INC.

SMITH BARNEY REAL RETURN STRATEGY FUND
SMITH BARNEY SMALL CAP GROWTH FUND
SMITH BARNEY SMALL CAP VALUE FUND

Sub-Item 77E

Registrant incorporates by reference Registrant's
Supplement to the Statement of Additional Information dated September 21, 2005 filed on September 22, 2005.
(Accession No. 0001193125-05-189466)